Exhibit 4.11


                                                          EXECUTION VERSION

                       REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of this 25th day of January 2001, by and between CoreComm Limited, a Delaware corporation (the "COMPANY"), and Morgan Stanley Senior Funding Inc. (the "GRANTEE").

        WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in Section 14 hereof;

        WHEREAS, as of the date hereof the Company granted a warrant (the "WARRANT") to Grantee to acquire shares of common stock, $0.01 par value per share, of the Company (the "COMMON STOCK");

        WHEREAS, the Warrant is exercisable into an aggregate of up to 969,000 shares of Common Stock (subject to the anti-dilution adjustments contained in Section 4 of the Warrant), upon the payment to the Company of an exercise price of $3.71 per share (the shares of Common Stock issuable upon exercise of the Warrant, collectively, the "REGISTERABLE SECURITIES");

        WHEREAS, the Company entered into a Registration Rights Agreement (the "ATX AGREEMENT"), dated as of September 29, 2000 with the former stockholders of ATX Telecommunications Services, Inc., a Delaware corporation, for the benefit of the holders of the Registerable Securities (as defined in the ATX Agreement);

        WHEREAS, the Company entered into a Registration Rights Agreement (the "VOYAGER AGREEMENT"), dated as of September 29, 2000 with the former stockholders of Voyager.net, Inc., a Delaware corporation, listed on
Schedule I to the Voyager Agreement for the benefit of the holders of the Registerable Securities (as defined in the Voyager Agreement);

        WHEREAS, the Company entered into a Registration Rights Agreement (the "BOOTH AGREEMENT"), as of September 28, 2000 with Booth American Company, a Michigan corporation for the benefit of the holder of the Subject Stock (as defined in the Booth Agreement);

        WHEREAS, the Company entered into a Registration Rights Agreement (the "CHASE AGREEMENT"), as of December 15, 2000 with Chase Securities Inc. for its benefit; and

        WHEREAS, the Grantee has become a Lender under the Credit
Agreement, dated September 28, 2000, as amended, by and among the Company, the Chase Manhattan Bank and others, as consideration for the issuance of the Warrant and the Company entering into this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement intending to be legally bound hereby agree as follows:

        1. Demand Registration Rights

               (a)    Demand Registration.

                      (i) At any time on or after the date of this
  ! Agreement, the Grantee may make a written request to the Company for registration under the Securities Act (a "DEMAND REGISTRATION") of all or part of the shares of Common Stock constituting its Registerable Securities; provided, however, that, (A) the Company shall not be required to effect more than one (1) Demand Registration pursuant to this Agreement, (B) the number of shares of Common Stock proposed to be registered by the Grantee shall not be less than 490,500 shares (subject to appropriate adjustments to reflect stock splits, stock dividends, corporate recapitalizations or similar transactions) as of the date of the written request and (C) the Grantee shall be the holder as of the date of the written request of at least 50% of the then outstanding shares of Common Stock that constitute Registerable Securities hereunder.

                      (ii) Within ten (10) days after receipt by the Company of a written request for a Demand Registration, the Company shall give written notice (the "NOTICE") of such request to all Persons Beneficially Owning shares of Common Stock who are contractually entitled (other than pursuant to this Agreement) to include their shares of Common Stock in such registration statement and, subject to subsection (c)(i) below, shall include in such registration statement all shares of Common Stock that the Company has received written requests for inclusion therein within ten (10) days after the Notice is given. Thereafter, subject to subsection
                      (c)(i) below, the Company may elect to include in such registration shares of Common Stock to be sold by the Company. All requests made pursuant to this
                      Section 1(a) shall specify the class and aggregate number of Registerable Securities to be registered.

               (b) Effective Demand Registration. Subject to Section 3(b), the Company shall use reasonable commercial efforts to cause any Demand Registration to become effective not later than one hundred twenty (120) days (ninety (90) days if the Company is eligible to use Form S-3 under the Securities for a resale registration statement) after it receives a written request under Section 1(a) hereof and to remain effective for the lessor of (i) the period during which all Registerable Securities registered in the Demand Registration are sold and (ii) one hundred twenty (120) days; provided, however, that if the Grantee requests the Company to withdraw such registration other than as the result of a material breach by the Company of this Agreement, it shall constitute a completed Demand Registration unless the Grantee promptly pays all of the costs and expenses incurred by the Company in connection with such registration.

               (c)    Underwriting Procedures.

                      (i) The offering of Registerable Securities pursuant to a Demand Registration may be in the form of a firm commitment underwritten offering and, if so, the managing underwriter and other underwriters selected for such offering shall be selected by the Company; provided that the managing underwriter and other underwriters are reasonably acceptable to the Grantee (having due regard to the experience and relationship with the Company and the Grantee, if any, of the managing underwriter and the other underwriters) (the "APPROVED UNDERWRITER"). In such event, if the Approved Underwriter advises the Company that in its opinion the aggregate amount of such Registerable Securities requested to be included in such offering is sufficiently large that it may adversely affect the success of such offering, the Company shall include in such registration only the aggregate amount of Registerable Securities that in the opinion of the Approved Underwriter may be sold without any such adverse effect and shall allocate (A) first, pro rata, based on the number of Registerable Securities Beneficially Owned by Grantees and (B) second, pro rata, based on the number of shares of Common Stock Beneficially Owned by Persons who are contractually entitled to include (other than pursuant to this Agreement) their shares of Common Stock in such registration statement.

                      (ii) Distribution by Underwriters. The managing underwriter or underwriters selected for any offering shall enter into an agreement with the Company and the stockholders whereby the underwriters shall be prohibited from (A) distributing 5% or greater of the Registerable Securities to any Person in connection with the initial placement of the Registerable Securities for the offering and from (B) distributing 5% or greater of the Registerable Securities to any Person for ninety (90) days after such initial placement.

        2.     Incidental or "Piggyback" Registration Rights.

               (a) Notice of Registration. If the Company, at any time beginning on the date that is the twelve (12) month anniversary of the date of this Agreement and thereafter from time to time, until the thirty six (36) month anniversary of this Agreement, shall determine to register any of its Common Stock for sale in an Underwritten Offering for its own account (other than a registration relating to (i) a registration of an employee compensation plan or arrangement on Form S-8 (or any successor form) or any dividend reinvestment plan, or (ii) a registration of securities on Form S-4 (or any successor form) including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation) (a "COMPANY REGISTRATION"), or shall register any of its Common Stock pursuant to a demand request for registration by any holder of the Common Stock (a "THIRD PARTY DEMAND REGISTRATION"), the Company will promptly deliver to the Grantee written notice thereof, and include in such registration (subject to the restrictions contained in other registration rights agreements of the Company and Section 2(b) hereof) all the Registerable Securities specified in a written request delivered by the Grantee to the Company within ten (10) days after such Grantee's receipt of such written notice from the Company ("INCIDENTAL REGISTRATION"). If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, in its sole election, give written notice of such determination to each holder of Registerable Securities and, thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registerable Securities in connection with such registration (but not from its obligations under Section 4 hereof), without prejudice, however, to the rights of any holder of Registerable Securities entitled to do so to request that such registration be effected as a registration under Section 1(a) hereof and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registerable Securities, for the same period as the delay in registering such other securities. The right of the Grantee to have Registerable Securities included in a registration pursuant to this Section 2(a) shall be conditioned upon such Grantee entering into (together with the Company and/or the other holders, if any, distributing their Company securities through such underwriting) an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company or by the stockholders who have demanded such registration (the "COMPANY UNDERWRITER").

               (b) Cutback. If the lead managing underwriter of an offering covered by Section 2(a) hereof shall advise the Company on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of Common Stock (including Registerable Securities) requested to be included in such registration statement exceeds the amount which can be sold in such offering without adversely affecting the success of such offering, then the Company will include in such registration:

                      (i) in the case of a Company Registration, first, any shares proposed to be offered by the Company; second, the shares of Common Stock which have been requested to be registered by the holders requesting such registration pursuant to the ATX Agreement, the Voyager Agreement and/or the Booth Agreement (the "EXISTING AGREEMENTS"), as applicable, allocated, if necessary, pro rata among such holders requesting such registration on the basis of the number of shares of Common Stock Beneficially Owned by such holder at the time; third, the shares of Common Stock which have been requested to be registered by the Grantee and any other holder of common shares entitled to incidental or piggyback registration on the date of this Agreement ("OTHER FIRST PRIORITY REGISTRATION"), allocated, if necessary, pro rata among such holders requesting such registration on the basis of the number of shares of Common Stock Beneficially Owned by such holder at the time; and fourth, the shares of Common Stock which have been requested to be registered by any other holder entitled to incidental or piggyback registration after the date of this Agreement ("OTHER SECOND PRIORITY REGISTRATION").

  ! (ii) in the case of a Third Party Demand Registration, first, any shares proposed to be offered by the stockholder or stockholders exercising their right to cause the Company to proceed with such Third Party Demand Registration (the "INITIATING THIRD PARTY HOLDERS"); second, any shares proposed to be offered by the Company; third, the shares of Common Stock which have been requested to be registered by the holders requesting such registration pursuant to the Existing Agreements, excluding any shares Beneficially Owned by the Initiating Third Party Holders, to be included in such registration, allocated, if necessary, pro rata among such holders requesting such registration on the basis of the number of shares of Common Stock Beneficially Owned by such holder at the time; fourth, the shares of Common Stock which have been requested to be registered by the Grantee and any other holder entitled to Other First Priority Registration, allocated, if necessary, pro rata among such holders requesting such registration on the basis of the number of shares of Common Stock Beneficially Owned by such holder at the time; and fifth, the shares of Common Stock which have been requested to be registered by any other holder entitled to Other Second Priority Registration, allocated, if necessary, pro rata among such holders requesting such registration on the basis of the number of shares of Common Stock Beneficially Owned by such holder at the time;

               provided, however, that in the event the Company will not, by virtue of the implementation of the foregoing cutback mechanism, include in any such registration all of the Registerable Securities requested to be included in such registration, the Grantee may, upon written notice to the Company given within three (3) days of the date the Grantee is first notified of such matter, reduce the amount of the Registerable Securities the Grantee desires to have included in such registration, whereupon only the Registerable Securities, if any, the Grantee desires to have included will be considered for such inclusion.

        3.     Obligations of the Company.

               (a) Whenever the Company is required to use its reasonable commercial efforts to effect or cause the registration of any shares of Common Stock under the Securities Act pursuant to this Agreement, the Company shall (i) as soon as reasonably practicable, file with the Commission a registration statement with respect to the shares of Common Stock; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to an Incidental Registration at any time prior to the effective date of the registration statement relating thereto, (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus forming a part thereof as may be reasonably necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such registration statement in accordance with the terms of this Agreement and (iii) take all such other action either necessary or desirable to facilitate the shares of Common Stock held by the holders so registered to be disposed of in accordance with the method of disposition described herein.

               (b) Notwithstanding the foregoing, if the Company shall furnish to the Grantee a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer, dated the date of its delivery to the Grantee stating that (i) filing a registration statement or maintaining effectiveness of a current registration statement could reasonably be expected to have a material adverse effect on the Company or its stockholders in relation to any material financing, acquisition or other corporate transaction, and the Company has determined in good faith that such disclosure is not in the best interests of the Company and its stockholders, (ii) the Company has determined in good faith that the filing or maintaining effectiveness of a current registration statement would require disclosure of material information the Company has a valid business purpose of retaining as confidential, (iii) the Company has had declared effective by the Commission another registration statement within ninety (90) days of the date of its certificate, (iv) under applicable rules, regulations or Staff policies, practices and procedures of the SEC, the Company is not permitted to file or obtain or maintain effectiveness of a current registration statement or (v) within ninety (90) days of the date of its certificate the Company plans on engaging in an Underwritten Offering for its own account, the Company shall be entitled to postpone filing or suspend the use by the Grantee of the registration statement and the prospectus forming a part thereof and direct that sales under such registration statement be suspended for a reasonable period of time, but not in excess of ninety (90) consecutive calendar days. The Company shall be entitled to exercise such suspension rights one (1) time in any calendar year.

               (c) In connection with any registration statement on which the Grantee has validly requested inclusion, the following provisions shall apply:

               (1) The Company shall furnish to the Grantee, prior to the filing thereof with the Commission, a copy of any registration statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus forming a part thereof and shall use its reasonable commercial efforts to reflect in each such document, when so filed with the Commission, such comments as the Grantee and its counsel reasonably may propose.

               (2) The Company shall take such action as may be necessary so that (i) any registration statement and any amendment thereto and any prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Exchange Act, (ii) any registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming a part of any registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (3) (A) With respect to any registration statement, the Company shall promptly, as practicable, advise the Grantee and, if requested by the Grantee, confirm such advice in writing:

                      (i) when a registration statement and any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective; and

                      (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus included therein or for additional information.

                  (B) The Company shall promptly, as practicable, advise the Grantee and, if requested by the Grantee, confirm such advice in writing of:

                      (i) the issuance by the Commission of any stop order suspending effectiveness of such registration statement or the initiation of any proceedings for that purpose;

                      (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                      (iii) the happening of any event that requires the making of any changes in such registration statement or the prospectus so that, as of such date, the registration statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus relating to the Registerable Securities until the requisite changes have been made).

               (4) The Company shall use its reasonable commercial efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the registration statement relating to the Registerable Securities at the earliest possible time.

               (5) The Company shall furnish to the Grantee with respect to the registration statement relating to the Registerable Securities, without charge, such number of copies of such registration statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference) as the Grantee shall reasonably request.

               (6) The Company shall furnish to the Grantee such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) relating to the Registerable Securities, in conformity with the requirements of the Securities Act, as the Grantee may reasonably request in order to effect the offering and sale of the shares of Registerable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current, and the Company consents (except during the continuance of any event described in Section 3(b) hereof or
               Section 3(c)(3)(B)(iii) hereof) to the use of the prospectus or any amendment or supplement thereto by the Grantee in connection with the offering and sale of the Registerable Securities covered by the prospectus or any amendment or supplement thereto.

               (7) Prior to any offering of Registerable Securities pursuant to any registration statement, the Company shall use its reasonable commercial efforts to register or qualify the shares of Registerable Securities covered by such registration statement under the securities or blue sky laws of such states as the Grantee shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the shares of Registerable Securities so registered or ninety (90) days subsequent to the effective date of the registration statement, and do any and all other acts and things either reasonably necessary or advisable to enable the Grantee to consummate the public sale or other disposition of the shares of Registerable Securities in jurisdictions where the Grantee desires to effect such sales or other disposition; provided, however, that the Company shall not be required to (A) take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not then subject, (B) subject itself to taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that could cause the Company undue expense or burden, (E) make any change in its charter or by-laws, which in each case the Board of Directors determines to be contrary to the best interests of the Company and its stockholders or (F) qualify as a foreign corporation in any jurisdiction where the Company is not then qualified.

               (8) In connection with any offering of shares of Registerable Securities registered pursuant to this Agreement, the Company shall (x) furnish the Grantee, at the Company's expense, on a timely basis with certificates free of any restrictive legends representing ownership of the shares of Registerable Securities being sold in such denominations and registered in such names as the Grantee shall request, and (y) instruct the transfer agent and registrar of the Registerable Securities to release any stop transfer orders with respect to the shares of Registerable Securities.

               (9) Upon the occurrence of any event contemplated by Section 3(c)(3)(B)(iii) hereof, the Company shall promptly prepare a post-effective amendment to any registration statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registerable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Grantee of the occurrence of any event contemplated by Section 3(b) hereof or Section 3(c)(3)(B)(iii) hereof, the Grantee shall suspend the use of the prospectus, for a period not to exceed ninety
               (90) consecutive calendar days in accordance with Section 3(b) hereof, until the requisite changes to the prospectus have been made.

               (10) The Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to a registration statement, such information as the managing underwriters administering an underwritten offering of the Registerable Securities registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment.

               (11) If requested, the Company shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms reasonably acceptable to the Company containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5 hereof.

               (12) In the event of an underwritten public offering, then the Company shall (i) make reasonably available for inspection by Grantee and its counsel, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Grantee or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, (ii) cause the Company's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by Grantee or any such underwriter, attorney, accountant or agent in connection with any such registration statement, in each case, as is customary for similar due diligence examinations; provided, however, that any such information shall be protected by a mutually agreeable confidentiality agreement, (iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) addressed to the Grantee and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Grantee and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the registration statement or most recent post-effective amendment thereto, as the case may be, the absence from such registration statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading), (iv) use its reasonable commercial efforts to obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to the Grantee and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Grantee and the managing underwriters, if any, and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

               (13) The Company will use its reasonable commercial efforts to cause the Registerable Securities to be admitted for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any registration statement hereunder.

               (14) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registerable Securities to the public without registration, the Company agrees to:

                  (A) Make and keep public information available, as those terms are understood and defined in and interpreted under Rule 144 (or any successor provision) of the Securities Act, at all times; and

                  (B) During the term of this Agreement, to furnish to the Grantee upon request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents of the Company as the Grantee may reasonably request in availing itself of any rule or regulation of the Commission allowing the Grantee to sell Registerable Securities without registration.

        4.     Expenses.

               The Company shall pay all fees and expenses incurred in connection with the performance of its obligations under Section 1 hereof and Section 2 hereof, including, without limitation, all Commission and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants incurred in connection with the preparation, filing and amendment of any registration statement authorized by this Agreement (but excluding underwriters' and brokers' discounts and commissions and fees of the Grantee and underwriter's counsel and related costs).

        5.     Indemnification and Contribution

               (a) Indemnification by the Company. In the case of any offering registered pursuant to this Agreement, the Company agrees to indemnify and hold the Grantee, its directors, officers, employees, representatives and agents, each underwriter (if any) of shares of Registerable Securities under such registration statement and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act harmless against any and all losses, claims, damages, liabilities or amounts paid in settlement as permitted by this Agreement to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) relating to the sale of such shares of Registerable Securities, including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
               (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 5(a) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of shares of Registerable Securities to any person if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Grantee or any such underwriter expressly for use in connection with the preparation of the registration statement or any such amendment thereof or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto, or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the Commission pursuant to Rule 424 of the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall have been sent or given to such person at or prior to the confirmation of such sale to him.

               (b) Indemnification by the Grantee. In the case of each offering registered pursuant to this Agreement, the Grantee agrees, in the same manner and to the same extent as set forth in Section 5(a) hereof to indemnify and hold harmless the Company, its directors, officers, employees, representatives and agents, each underwriter (if any) of shares of Registerable Securities under such registration statement and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Grantee expressly for use in connection with the preparation of the registration statement or any such amendment thereof or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

               (c) Notice of Claims. Each party indemnified under Section 4(a) hereof or Section 5(b) hereof shall, promptly after receipt of notice of the commencement of any action, suit, claim, proceeding or investigation (collectively, a "CLAIM") against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served on such indemnified party. The failure of any indemnified party so to notify promptly an indemnifying party of any such Claim shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in Section 5(a) hereof or
               Section 5(b) hereof, unless the indemnifying party was prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such Claim shall be brought against any indemnified party and it shall notify promptly an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if any indemnified party or parties reasonably determine(s) after consultation with, and based on the advice of, outside, qualified legal counsel that there may be legal defenses available to such indemnified party that are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest under applicable rules of attorney professional conduct, then such indemnifying party shall not be entitled to assume such defense. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable to such indemnified party under Section 5(a) hereof or Section 5(b) hereof for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

               (d)In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this
               Section 5 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and Grantee shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity incurred by the Company and the Grantee as incurred; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. As between the Company, on the one hand, and the Grantee, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Grantee, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Grantee, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by on behalf of the Grantee, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Grantee agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 5(d), each person who controls the Company or the Grantee within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Grantee or the Company, as the case may be. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

               (e)The Company may require, as a condition to entering into any underwriting agreement with respect to the registration of Registerable Securities, that the Company shall have received an undertaking reasonably satisfactory to it from each underwriter named in any such underwriting agreement, severally and not jointly, to comply with the provisions of paragraphs (a) through (d) of this Section 5.

               (f)The obligations of the Company and the Grantee under this
               Section 5 shall survive (1) during the pending of any investigation with respect to a Claim and (2) the completion of any offering of Registerable Securities in a registration statement.

        6. Notices. All consents, notices, documents, certificates, information and legal process to be delivered to or served upon any party to this Agreement shall be in writing and (a) delivered personally, (b) sent by facsimile transmission, (c) sent by registered or certified mail, postage prepaid, or (d) sent by recognized overnight courier to the applicable party hereto at the address stated below or in accordance with the last unrevoked written direction from such party to the other party(ies) hereto. Unless otherwise provided herein, all notices shall be deemed to have been given on (i) the date of receipt (or if delivery refused, the date of such refusal) if delivered personally or by recognized overnight courier, (ii) three (3) days after the date of posting if sent by registered or certified mail, postage prepaid and (iii) if transmitted by facsimile, the date that confirmation of transmission is received by the sending party.

        (A) if to the Company, to it at:

              CoreComm Limited
              110 East 59th Street
              New York, New York 10022
              Attention: General Counsel
              Facsimile: (212) 906-8497

        (B) if to the Grantee, to it at:

              Morgan Stanley Senior Funding Inc.
              1585 Broadway
              New York, New York 10024
              Attention: James Morgan, Vice President
              Facsimile: (212) 537-1867

        All such notices and communications shall be effective when received by the addressee.

        7. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

        8. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

        9. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders that Beneficially Own, in the aggregate, 50% or more of the Common Stock Registerable Shares.

        10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, subject to the assignment provisions contained in Section 13 hereof.

        11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        12. Termination of Company Obligation. All registration rights and obligations of the Company associated therewith provided in this Agreement shall terminate upon the earlier of (A) the sale of all the Registerable Securities under an effective registration statement and (B) the date of delivery to the Grantee of a written opinion of counsel to the Company (which may be the Company's in-house counsel), reasonably acceptable to the Grantee, that Grantee is able to sell all of its Registerable Securities without registration under the Securities Act or any successor provision thereto during any single three-month period under Rule 144 of the Securities Act.

        13. Assignment. The Grantee's right to have the Company register Registerable Securities pursuant to this Agreement shall be automatically assigned by the Grantee to any transferee or assignee (other than the transferee or assignee of such shares in a registered transaction) of all or any portion of the Warrant or the underlying Registerable Securities if: (a) the Grantee is permitted at such time under the terms of the Warrant to sell, transfer, assign, pledge, hypothecate, encumber, convey in trust, gift or otherwise dispose of all or any portion of the Warrant or the underlying Registerable Securities proposed to be transferred or assigned, (b) the Grantee agrees in writing with the transferee or assignee to assign such rights, and a complete, executed copy of such agreement is furnished promptly to the Company after such assignment, (c) the Company is, prior to such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the number and type of Company securities with respect to which such registration rights are being assigned, (d) following such transfer or assignment, the further disposition of such securities of the Company by the transferee or assignee is restricted under the Securities Act and applicable State securities laws, (e) at or before the time the Company receives the written notice contemplated by subsection (c) above, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein (including any subsequent Grantee becoming bound to the provisions contained in Section 5 hereof and this Section 13), (f) such transfer or assignment shall have complied with all applicable terms and conditions of the Warrant, (g) such transfer or assignment shall have complied with all applicable Federal and State securities laws and (h) such transferee or assignee shall be an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Following any permitted assignment of rights under this Section 13, the term "Grantee" as used in this Agreement will be deemed to include such permitted transferees or assignees.

        14. Definitions. As used herein, the following terms shall have the following respective meanings:

                     "BENEFICIAL OWNERSHIP" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                     "BOARD OF DIRECTORS" means the board of directors of the Company.

                     "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                     "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

                     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the relevant time.

                     "PERSON" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

                     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the relevant time.

                     "UNDERWRITTEN OFFERING" shall mean a sale of securities of the Company to an underwriter or underwriters for re-offering to the public, which shall include a road show and other customary selling efforts.

        15. No Third Party Beneficiary Rights. This Agreement is made solely and specifically between and for the benefit of the Company and the Grantee, except with respect to covered indemnitees under
        Section 5 hereof and permitted transferees and assignees under
        Section 13 hereof.

        16. Conflicting Instructions. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registerable Securities, the Company may act upon the basis of the instruction, notice or election received from the registered owner of such Registerable Securities without liability to any other holder, equitable, beneficial or otherwise, of such Registerable Securities.

        17. Joinder. A Person may become joined to this Agreement in accordance with and compliance with the provisions of Section 13 hereof.

        18. Representations and Warranties

               (a) The Warrant has been duly authorized and executed by the Company and when delivered to and paid for by the Grantee in accordance with the terms of the Warrant (i) is a valid and binding obligation of the Company enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability (whether considered in a proceeding at law or in equity) and (ii) will entitle the Grantee to the benefits set forth in the Warrant.

               (b) The Registerable Securities have been duly authorized and reserved for issuance upon the exercise of the Warrant and, when issued and delivered upon exercise of the Warrant in consideration of the payment of the exercise price to the Company in respect of such exercise in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable and will not upon initial issuance be subject to any preemptive or similar rights or taxes, liens, charges and security interests, except that the Company does not make any representation as to taxes, liens, charges and security interests evolving out of any activities of the Grantee.

               (c) This Agreement has been duly authorized and, when executed and delivered by the Company and each other party thereto, will be valid and binding upon the Company, enforceable in accordance with its terms except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (whether considered in a proceeding at law or in equity), and (iii) rights to indemnification and contribution may be limited by applicable laws or the public policies underlying such laws.

               (d) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Warrant, the issuance, sale and delivery of the Warrant in the manner contemplated by the Warrant and this Agreement and the initial issuance of the Registerable Securities upon exercise of the Warrant in the manner contemplated by the Warrant will not contravene any applicable provision of the Delaware General Corporation Law or the certificate of incorporation or by-laws of the Company or any material agreement or other material instrument binding upon the Company or any of its "significant subsidiaries" (as such term is defined in Rule 1-02(w) of the Exchange Act) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its significant subsidiaries, except for any contravention as would not have a material adverse effect on the business, operations, results of operations, assets, properties and condition (financial or otherwise) of the Company and its significant subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Warrant or this Agreement, except (i) such as may be required by federal and state securities laws in connection with the offer and sale of the Warrant and the Registerable Securities upon exercise of the Warrant, (ii) such as may be required under federal and state securities laws in connection with the performance by the Company of its obligations under the Warrant or this Agreement or (iii) such as may be required to list or quote the Registerable Securities in accordance with Section 3(c)(13) hereof.

               (e) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                  SIGNATURE PAGE - REGISTRATION RIGHTS AGREEMENT


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly authorized and executed by their respective authorized officers effective as of the date first set forth above.

                                    CORECOMM LIMITED


                                    By: /s/ Richard J. Lubasch
                                       -------------------------------------
                                        Name:  Richard J. Lubasch
                                        Title: Senior Vice President


                                    MORGAN STANLEY SENIOR FUNDING INC.


                                    By: /s/ Simon D. Rankin
                                       -------------------------------------
                                       Name:  Simon D. Rankin
                                       Title: Vice President